UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CLARENDON HOUSE,
2 CHURCH STREET
P.O. BOX HM 1022
HAMILTON HM DX, BERMUDA

(Address of principal executive offices, including zip code)

(441) 295-5950

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2004, Interwave Communications International Ltd. (“Interwave”) was notified by the Nasdaq Stock Market that its listing on the Nasdaq National Market is under review because of its inability to comply with the listing requirement of the Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(3) relating to stockholders’ equity or the alternative Nasdaq Marketplace Rule 4450(b)(1) relating to the market value of Interwave’s listed securities.  Interwave has been given the opportunity to present its plan on or before December 1, 2004 to achieve and sustain compliance with The Nasdaq National Market listing requirements.

Interwave intends on responding to this notice by requesting the Nasdaq Staff to take no delisting action against Interwave due to its recent filing of a definitive proxy statement on November 8, 2004, whereby Interwave has disclosed its proposed amalgamation with Alvarion Ltd. and its intent to seek a voluntary delisting from the Nasdaq National Market upon completion of the proposed amalgamation.  This proposed amalgamation must be approved by Interwave’s shareholders at a meeting scheduled for December 8, 2004.  If Interwave’s shareholders approve this proposed amalgamation, it will become effective once the remaining closing conditions are satisfied and, in any event, as soon as practicable following the shareholder meeting.  After the amalgamation is completed, Interwave’s common shares will no longer be traded on The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.  If the amalgamation is not completed, Interwave intends to petition to list its securities on The Nasdaq SmallCap Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

/s/ ERWIN F. LEICHTLE
Erwin F. Leichtle
President and Chief Executive Officer

Date: November 18, 2004